SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 4, 2004

(Date of report)

VERTICAL HEALTH SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-31275	59-3635262
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

855 Dunbar Avenue

Oldsmar, FL 34677

(Address of Principal Executive Offices)

(727) 548-8345

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 4, 2004, Vertical Health Solutions, Inc. entered into an employment agreement with Thaddeus J. Shalek, pursuant to which Mr. Shalek has been employed as the Chief Financial Officer of Vertical Health Solutions for an initial term of three years. Mr. Shalek shall receive an annual base salary of $125,000. He shall also receive a car allowance of $500 per month and be eligible for bonuses in the discretion of the Board of Directors.

Prior to joining Vertical Health Solutions, Mr. Shalek owned and served as President of Shalek & Associates, CPA’s Inc., a full service accounting and financial consulting firm since September 1985. Mr. Shalek serves as an arbitrator for the National Association of Securities Dealers, Inc., as a director to Cuyahoga County Health Services, a non-profit agency in Cleveland, Ohio, Treasurer and member of the Board of Directors of Cuyahoga Valley Chamber of Commerce in Cleveland, Ohio and a member of the executive board for the Northcoast TechPrep Consortium, an Ohio nonprofit educational organization for secondary and post secondary education. Mr. Shalek is a certified public accountant, Certified Valuation Analyst and holds a B.S. and B.A. degree in Accounting from John Carroll University.

ITEM 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Employment agreement between Vertical Health Solutions, Inc. and Thaddeus J. Shalek, dated as of October 4, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTICAL HEALTH SOLUTIONS, INC.

By:	/s/ STEPHEN M.WATTERS
Stephen M. Watters, Chief Executive
Officer and Chief Financial Officer

Dated: October 6, 2004

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